Exhibit 99.1

PERRIGO ANNOUNCES FORTHCOMING RETIREMENT OF CEO JOHN HENDRICKSON

Dublin, Ireland—June 5, 2017—Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of Quality Affordable Healthcare Products®, today announced the forthcoming retirement of Chief Executive Officer John T. Hendrickson. A search committee of the Board of Directors has been created and will begin conducting a thorough process to identify Mr. Hendrickson’s replacement.

Mr. Hendrickson will remain with the Company until his replacement is appointed, as well as up to 60 days following to ensure a smooth and successful transition. Mr. Hendrickson will continue to stand for election to Perrigo’s Board of Directors at the Company’s Annual General Meeting on July 20, 2017 and will step down from the Board upon the appointment of a new Chief Executive Officer.

John T. Hendrickson, Chief Executive Officer of Perrigo, stated, “My decision to retire this year has not been an easy one, but now is the right time for me to make this change personally and professionally. I am privileged to have led Perrigo, particularly as we’ve met the challenges we faced and stabilized the business in a time of transition. I am extraordinarily proud of what we have accomplished since I joined the Company in 1989. I am confident the Company will successfully execute on our strategic plan to return to consolidated growth in 2018 and to advance our commitment to providing Quality Affordable Healthcare Products® to customers and consumers around the world. I look forward to continuing to work alongside our tremendous leadership team until we’ve successfully transitioned to my successor.”

Laurie Brlas, Chairman of the Perrigo Board of Directors, commented, “The Board is grateful to John for his 25+ years of service to the Company and we look forward to partnering with him to continue on the outstanding progress of the past year while we work to identify his successor. John has taken meaningful action across all areas of our business: including (1) making significant organizational improvements, from Rx forecasting to implementing our cost optimization plan; (2) enhancing leadership across our organization; (3) focusing our Consumer Healthcare International business and improving margins; and (4) overseeing our strategic portfolio review, including the divestiture of several non-core assets. This dedication and focus on operational excellence has set Perrigo on a strong trajectory, as evidenced by our positive results in our first quarter. The Board and I have no doubt about the strength of Perrigo’s business and that we will carry this momentum forward over the next few months of John’s leadership and beyond under a new executive. We will retain an executive search firm to support our thorough search for Perrigo’s next leader who can continue to build on our upward trajectory.”

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About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world’s largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America, Europe and Australia, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to our restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions, and our ability to realize the desired benefits thereof; our ability to achieve our guidance; our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives; and the timing and expense to complete the announced tender offer for certain of our outstanding notes. In addition, the Company may identify and be unable to remediate one or more material weaknesses in its internal control over financial reporting. Furthermore, the Company and/or its subsidiaries may incur additional tax liabilities in respect of 2016 and prior years as a result of any restatement or may be found to have breached certain provisions of Irish company legislation in respect of prior financial statements and if so may incur additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Perrigo Company plc

For further information: Bradley Joseph, 269-686-3373, bradley.joseph@perrigo.com